Exhibit 10.5

Restricted Stock Agreement

under the Monotype Holdings Inc.

2004 Stock Option and Grant Plan

Name of Grantee:	______________ (the “Grantee”)

No. of Shares:	_______Shares of Common Stock

Grant Date:	_____________ (the “Grant Date”)

Per Share Purchase Price:	__________ (the “Per Share Purchase Price”)

Pursuant to the Monotype Holdings Inc. 2004 Stock Option and Grant Plan (the “Plan”), Monotype Holdings Inc., a Delaware corporation (together with its successors, the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee, director, consultant or other key person of the Company or any of the Subsidiaries, the Shares (as defined below) at the Per Share Purchase Price, which represents the fair market value per share on the Grant Date, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her. The Company hereby acknowledges receipt of $___________ in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

“Affiliate” shall mean, with respect to any Person (as defined below), any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, including, without limitation, any partner, officer, director, member or employee of such Person and, with respect to any Person that is a venture capital fund, any investment fund now or hereafter that is managed by, or that is controlled by, or under common control with, one or more general partners of such Person.

“Bankruptcy” shall mean (i) the voluntary filing of a petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, or (ii) the Grantee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Grantee’s or the Permitted Transferee’s assets, which involuntary petition or assignment or attachment is not discharged or stayed within 60 days after its date, and (iii) the Grantee or any Permitted Transferee being subject to a transfer of Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, together with any shares into which Common Stock may be converted or exchanged, as provided above and herein.

“Permitted Transferees” shall mean any of the following to whom the Grantee may transfer Shares hereunder (as set forth in Section 4): (i) any of the Grantee’s children, stepchildren or grandchildren (or any of their spouses), parents, stepparents, grandparents, spouse, domestic partner, siblings, in-laws or persons related by reason of legal adoption (collectively, “Family Members”), (ii) any trust for the benefit of the Grantee and/or such Family Members, (iii) any charitable trust or foundation the trustees of which include the Grantee and/or such Family Members and (iv) any limited partnership or limited liability company the sole partners or members of which are the Grantee and/or such Family Members. Upon the death of the Grantee (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Grantee’s (or such deceased Permitted Transferee’s) estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Shares” shall initially mean all of the Shares being purchased by the Grantee on the date hereof, provided that on each of the dates listed below, the respective number of Shares indicated below shall become Vested Shares if Grantee remains an employee of the Company or any of the Subsidiaries on each such date.

Vesting Date	Percentage of Shares Becoming Vested	Cumulative Percentage Vested
12 months after Grant Date	25.00%	25.00%
15 months after Grant Date	6.25%	31.25%
18 months after Grant Date	6.25%	37.50%
21 months after Grant Date	6.25%	43.75%
24 months after Grant Date	6.25%	50.00%
27 months after Grant Date	6.25%	56.25%
30 months after Grant Date	6.25%	62.50%
33 months after Grant Date	6.25%	68.75%
36 months after Grant Date	6.25%	75.00%
39 months after Grant Date	6.25%	81.25%
42 months after Grant Date	6.25%	87.50%
45 months after Grant Date	6.25%	93.75%
48 months after Grant Date	6.25%	100.00%

Notwithstanding the foregoing, in the event the Grantee’s employment with the Company and the Subsidiaries terminates within 12 months following the occurrence of a Sale Event and such termination of employment results from a termination by the Company without Cause or by the Grantee for Good Reason, then 50% of the remainder of the Restricted Shares then outstanding shall vest and be deemed Vested Shares as of the date of such termination of employment.

“Shares” shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received in respect of the Shares, as a dividend on, or otherwise on account of, the Shares.

“Termination Event” shall mean the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary. For purposes hereof, the Committee’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees. Upon a Termination Event, the Grantee shall cease to vest in any Restricted Shares.

“Vested Shares” shall mean all Shares which are not Restricted Shares.

2. Purchase and Sale of Shares; Investment Representations.

(a) Purchase and Sale. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the Per Share Purchase Price.

(b) Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 2(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i) The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v) The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

3. Repurchase Right.

(a) Repurchase. Upon the occurrence of a Termination Event or the Bankruptcy of the Grantee, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event or Bankruptcy. In addition, upon the Bankruptcy of any of the Grantee’s Permitted Transferees, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by such Permitted Transferee as of the date of such Bankruptcy. Further, upon the occurrence of a Sale Event, the Company or its assigns shall have the right and option to repurchase all or any portion of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Sale Event; provided, however, that in the event of such repurchase in connection with a Sale Event, 50% of the Restricted Shares outstanding as of immediately prior to such repurchase shall vest and be deemed Vested Shares as of immediately prior to such repurchase. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3(a) are referred to herein as the “Repurchase.”

(b) Repurchase Price. The per share purchase price of the Shares subject to the Repurchase (the “Repurchase Price”) shall be, subject to adjustment as provided above, (i) in the case of Shares which are Vested Shares as of the date of the event giving rise to the Repurchase, the fair market value of such Vested Shares as of such date, and (ii) in the case of Restricted Shares, the lower of the Per Share Purchase Price or the fair market value of such Restricted Shares as of such date. All determinations of fair market value under this Section 3(b) shall be made in good faith by (A) a majority of the board of directors of the Company (the “Board of Directors”) and (B) for so long as Section V of the Stockholders Agreement dated as of November 5, 2004 by and among the Company and the Investors and Management Stockholders party thereto remains in effect, a majority of the members of the Board of Directors who are Management Stockholder Nominees (as defined therein). The Repurchase Right with respect to Vested Shares shall terminate in accordance with Section 11(b).

(c) Closing Procedure. The Company or its assigns shall effect the Repurchase (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, any Permitted Transferees) written notice within six months after the Termination Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected. If the Company does not elect to effect the Repurchase by delivering such notification within six months after the Termination Event or Bankruptcy giving rise thereto, the Company’s right to Repurchase arising from such Termination Event or Bankruptcy shall terminate. Upon such notification, the Grantee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Grantee or any Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase right specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by or merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect, subject to Section 11(b) below.

4. Restrictions on Transfer of Shares. None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section 4 and such disposition does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In connection with any transfer of Shares, the Company may require the transferor to provide at the Grantee’s own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, Shares may be transferred pursuant to the following specific terms and conditions:

(a) Transfers to Permitted Transferees. The Grantee (but not any transferee thereof) may sell, assign, transfer or give away any or all of the Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including, without limitation, the provisions of Section 3 and this Section 4) and shall have delivered a written acknowledgment to that effect to the Company.

(b) Transfers Upon Death. Upon the death of the Grantee, all Shares shall be subject to the Repurchase and all Vested Shares shall be and remain subject to Section 4(c), if applicable, and the Grantee’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated hereby.

(c) Other Transfers; Notice; Right of First Refusal. Except as otherwise provided in this Agreement, no Grantee or Permitted Transferee may sell or otherwise transfer all or any part of the Vested Shares prior to a Termination Event. In the event that the Grantee (or any Permitted Transferee holding Shares subject to this Section 4(c)) at any time after a Termination Event desires to sell or otherwise transfer all or any part of the Vested Shares (but in no event Restricted Shares, which shall not be sold or transferred except as contemplated by Section 3(a), 3(c) or 4(a) or (b)), the Grantee (or Permitted Transferee) first shall give written notice to the Company of the Grantee’s (or Permitted Transferee’s) intention to make such transfer. Such notice shall state the number of Vested Shares which the Grantee (or Permitted Transferee) proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all, but not less than all, of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Grantee (or Permitted Transferee) within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 4(c), such election shall constitute a valid, binding and enforceable agreement for the sale and purchase of the Offered Shares, and the closing for such purchase shall, in any event, take place within 60 days after the receipt by the Company of the initial notice from the Grantee (or Permitted Transferee). In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 60-day period, the Grantee (or Permitted Transferee) may, within 90 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Grantee’s (or Permitted Transferee’s) notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement. Any Shares not sold to the proposed transferee shall remain subject to this Agreement. Notwithstanding the foregoing, the restrictions under this Section 4(c) shall terminate in accordance with Section 11(b).

5. Drag Along Right. In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company in each case in a transaction constituting a change in control of the Company, to any non-Affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Shareholders (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), the Grantee, including any of his or her successors as contemplated herein, shall be obligated to and shall upon the written request of a Majority Shareholders: (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 5. Notwithstanding the foregoing, in connection with any Sale the Grantee shall not be required to make any representations and warranties other than (i) representations and warranties as to the title of his Shares and his power, authority and right to enter into the Sale without contravention of law or contract and (ii) such representations and warranties concerning the Company as the Majority Shareholders shall make; provided, however, that any liability for any breach thereof shall be borne by the Grantee on a pro rata basis based upon the consideration in respect of his Shares received by the Grantee and shall not exceed the amount of such consideration received by the Grantee. Further, notwithstanding the foregoing, Grantee shall not be required to execute any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents containing terms applicable to the Grantee that are different in any material respect from the terms applicable to the Majority Shareholders (after due adjustment for the relative rights and preferences of the Shares as provided in the Company’s charter). The obligations under this Section 5 shall terminate in accordance with Section 11(b).

6. Legend. Any certificate(s) representing the Shares shall carry substantially the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated ___________________, 200___ between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination).”

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.”

7. Escrow Arrangement.

(a) Escrow. In order to carry out the provisions of Sections 3, 4 and 5 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Grantee and any Permitted Transferee, as the Grantee’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares (if any) to be held in escrow pursuant to this Section 7.

(b) Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, any Permitted Transferees or any other person or entity is required to sell the Grantee’s Shares pursuant to the provisions of Section 3, 4 and 5 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of Section 3, 4 and 5, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

8. Withholding Taxes. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 7 hereof, the minimum federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his or her Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

9. Assignment. At the discretion of the Board of Directors, the Company shall have the right to assign the right to exercise its rights with respect to the Repurchase or pursuant to Section 4(c) to any Person or Persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

10. Dispute Resolution.

(a) All disputes, claims, or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. in Boston, Massachusetts before a single arbitrator (the “Arbitrator”).

(b) The parties covenant and agree that the arbitration shall commence within 90 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration, a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The Arbitrator’s decision and award shall be made and delivered within six months of the selection of the Arbitrator. The Arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorney’s fees, costs and expenses in connection with the arbitration and (ii) share equally in the fees and expenses charged by the Arbitrator. The Arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the Arbitrator’s shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 10 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 10 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

11. Miscellaneous Provisions.

(a) Lockup provision. The Grantee and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, if each other stockholder of the Company is similarly bound, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company’s Initial Public Offering or 90 days in the case of any other public offering.

(b) Termination. The Company’s Repurchase right with respect to Vested Shares under Section 3, the restrictions on transfer and right of first refusal with respect to Vested Shares under Section 4 and the Grantee’s Drag Along obligations under Section 5 shall terminate upon the closing of the Company’s Initial Public Offering, or upon consummation of any Sale Event as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act of 1934 and publicly traded on NASDAQ/NMS or any national security exchange.

(c) Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(d) Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(e) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(g) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(h) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(i) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

(j) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. Without limitation of the foregoing, upon any stock-for-stock merger in which the Company is not the surviving entity, shares of the Company’s successor issued in respect of the Shares shall remain subject to vesting and the Repurchase right of first refusal hereunder. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(k) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the date first above written.

COMPANY

MONOTYPE HOLDINGS INC.

By:
Name:
Title:

GRANTEE:

Name:
Address:

SPOUSE’S CONSENT1

I acknowledge that I have read the

foregoing Restricted Stock Agreement

and understand the contents thereof.

[1]	A spouse’s consent is required only if the Optionee’s state of residence is one of the following community property states: Arizona, California, Idaho, Louisiana, New Mexico, Nevada, Texas, Washington and Wisconsin.